FIRST AMENDMENT
                           TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), is entered into to be effective as of January 24, 1997, by and among WCH, INC., a Minnesota corporation, its successors or assigns, (the "Purchaser"), THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC., a Minnesota corporation ("The Barbers"), and WE CARE HAIR DEVELOPMENT INC., a Delaware corporation (the "Seller");

                               W I T N E S S E T H

         WHEREAS, the parties to this Amendment entered into that certain Asset Purchase Agreement dated as of December 24, 1996 for the transfer of certain assets of the Seller (the "Asset Purchase Agreement"); and

         WHEREAS, the parties wish to amend, supplement and clarify the terms of the Asset Purchase Agreement in accordance with the terms of this Amendment;

         NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties agree as follows:

         1. DEFINITIONS. Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the meanings subscribed to them in the Asset Purchase Agreement.

         2. EARN OUT CLARIFICATIONS. The Asset Purchase Agreement is amended to incorporate the following clarifications pertaining to payment of the Earn Out:

         (a) If any salon for which the Earn Out percentage would otherwise be payable pursuant to the Asset Purchase Agreement converts from a We Care Hair(R) franchise to a Cost Cutters(R) franchise, then the Earn Out percentage shall continue to be payable pursuant to the Asset Purchase Agreement as if the salon had remained a We Care Hair(R) franchise.

         (b) Under no circumstances will any Earn Out percentage be payable under the Asset Purchase Agreement with respect to any salon not listed on Schedule 2.8(b), Schedule 2.8(c), or Schedule 2.8(d). For example (but not by way of limitation), no Earn Out percentage will be payable with respect to any Cost Cutters(R) or We Care Hair(R) salon sold, even to an existing We Care Hair(R) franchisee, if such salon is not listed on one of Schedules 2.8(b), 2.8(c) or 2.8(d).

         (c) Under no circumstances will any Earn Out percentage be payable under the Asset Purchase Agreement with respect to any advertising, initial or other franchise fees other than weekly royalties actually collected by the Purchaser. In that regard, the phrase "initial franchise fees and" found in Section 1.2(b) of the Asset Purchase Agreement is hereby strickened and replaced with the word "weekly" and the phrase "franchise fees and" found in Section 7.1(b) of the Asset Purchase Agreement is hereby strickened and replaced with the word "weekly."

         (d) Certain individuals have expressed interest in purchasing a We Care Hair(R)franchise from the Seller and those individuals and the number of salons to be sold to such individuals are set forth on Schedule 2.8(d) of the Asset Purchase Agreement. In the event that any such salon listed on Schedule 2.8(d) opens for business within eighteen (18) months after the Closing Date, then, with respect to such salon, the Purchaser shall pay to the Seller the Earn Out percentage in accordance with the terms of Section 1.2(b) of the Asset Purchase Agreement on all weekly royalties actually received and collected by the Purchaser from the franchisee of such salon. The Seller shall be paid no money with respect to any salon listed on Schedule 2.8(d) that opens for business on or after that date which is eighteen (18) months after the Closing Date.

         3. REVISED REPRESENTATION 2.22. Section 2.22 of the Asset Purchase Agreement is hereby amended to read as follows:

                  The Seller hereby acknowledges that all accounts receivable existing as of the Closing Date due from franchisees under the Franchise Agreements shall remain assets of the Seller, and the Seller agrees it will attempt to collect such accounts receivable only through the methods and efforts of the Purchaser or with the Purchaser's prior written consent. The Purchaser agrees to forward to the Seller payments on such accounts receivable received by the Purchaser, but it shall be assumed, regardless of any instructions received from a franchisee, that a payment received by the Purchaser from a franchisee is payment of obligations currently due to the Purchaser from such franchisee and only after all such obligations from such franchisee are paid to the Purchaser shall any excess be forwarded to the Seller as payment of such account receivable due to the Seller from such franchisee.

         4. REVISED REPRESENTATION 2.23. Section 2.23 of the Asset Purchase Agreement is hereby amended to read as follows:

                  The Seller hereby covenants and agrees to assist the Purchaser in every commercially reasonably manner to convert the We Care Hair(R) salons and Franchise Agreements to Cost Cutters(R) salons and franchise agreements.

         5. AMENDMENT TO SECTION 6.2(b). Section 6.2(b) of the Asset Purchase Agreement is hereby amended to read as follows:

                  In the event the Purchaser claims in writing that it is entitled to indemnification by the Seller pursuant to this
                  Section 6.2 specifying the amount and nature of the claim in reasonable detail, then, notwithstanding any language to the contrary contained in this Agreement, the Purchaser's sole and exclusive remedy and recourse to satisfy such obligation of indemnification shall be to withhold and retain a like amount of any payments due to the Seller under this Agreement. Upon resolution of any such claim, and if such resolution involves less funds than have been withheld by the Purchaser pursuant to this Section 6.2(b), then the Purchaser shall release to the Seller any excess of such funds so withheld.

         6. AMENDMENT TO SECTION 7.1(a). Section 7.1(a) of the Asset Purchase Agreement is hereby amended to read as follows:

                           The Purchaser agrees to forward and pay over to the
                  Seller any and all franchise fees or royalties received by the Purchaser on or after the Closing Date from franchisees under the Franchise Agreements to the extent such franchise fees or royalties relate to accounts receivable existing on the Closing Date due from such franchisees for sales generated by such franchisees, and other liabilities accruing, prior to the Closing Date, it being understood, however, that any payment received by the Purchaser on of after the Closing Date from or in respect to any such franchisee shall first be used to pay all franchise fees and royalties and other obligations due from such franchisee under the Franchise Agreements for sales generated and other liabilities accruing on or subsequent to the Closing Date and only the excess, if any, after all such liabilities of such franchisee accruing on or after the Closing Date have been paid shall any amount be paid by the Purchaser to the Seller for application to the account receivable or other amounts due to Seller from such franchisee for liabilities accruing prior to the Closing Date. Subject to the foregoing, the Purchaser acknowledges and agrees to assist in the collection of any of the franchise fees or royalties due from such franchisees occurring prior to the Closing Date.

         7. AMENDMENT TO SECTION 13. The addresses for notices set forth in
Section 13 of the Asset Purchase Agreement are hereby replaced with following addresses:

To the Seller (prior to closing):    WE CARE HAIR DEVELOPMENT INC.
                                     4731 West 136th Street
                                     Crestwood, IL 60445
                                     Attention:  Mr. John F. Amico, Sr.
                                                 President

         With a Copy To:             GREGORY J. ELLIS & ASSOCIATES, LTD.
                                     999 Plaza Drive, Suite 777
                                     Schaumburg, IL 60173
                                     Attention:  Mr. Gregory J. Ellis
                                                 Attorney at Law

                                     and

                                     LEGAL DEPARTMENT
                                     325 Bic Drive
                                     Milford, CT  06460
                                     Attention: Mr. Robert S. Burstein
                                                Attorney at Law


To the Seller (after the closing):   ACHIEVERS III, INC.
                                     4731 West 136th Street
                                     Crestwood, IL 60445
                                     Attention:  Mr. John F. Amico, Sr.
                                                 President

         With a Copy To:             GREGORY J. ELLIS & ASSOCIATES, LTD.
                                     999 Plaza Drive, Suite 777
                                     Schaumburg, IL 60173
                                     Attention:  Mr. Gregory J. Ellis
                                                 Attorney at Law

                                     and

                                     LEGAL DEPARTMENT
                                     325 Bic Drive
                                     Milford, CT  06460
                                     Attention:  Mr. Robert S. Burstein
                                                 Attorney at Law


To the Purchaser:                    WCH, INC.
                                     300 Industrial Blvd., NE
                                     Minneapolis, MN 55413
                                     Attention:  Mr. Frederick A. Huggins, Jr.

         With a Copy To:             GRAY, PLANT, MOOTY, MOOTY &
                                     BENNETT, P.A.
                                     3400 City Center; 33 South Sixth Street
                                     Minneapolis, MN 55402
                                     Attention:  Mr. John W. Fitzgerald
                                                 Attorney at Law


To The Barbers:                      THE BARBERS, HAIRSTYLING FOR MEN &
                                     WOMEN, INC.
                                     300 Industrial Blvd., NE
                                     Minneapolis, MN 55413
                                     Attention:  Mr. Frederick A. Huggins, Jr.

         With a Copy To:             GRAY, PLANT, MOOTY, MOOTY &
                                     BENNETT, P.A.
                                     3400 City Center; 33 South Sixth Street
                                     Minneapolis, MN 55402
                                     Attention:  Mr. John W. Fitzgerald
                                                 Attorney at Law

         8. AMENDMENT TO REPRESENTATION 2.4. The phrase "Except as disclosed in
Schedule 2.4 hereof," is hereby added to the beginning of Section 2.4 of the Asset Purchase Agreement.

         9. AMENDMENT TO REPRESENTATION 2.8. The following sentence is added to
Section 2.8 of the Asset Purchase Agreement:

                  All of the representations and warranties contained in this
                  Section 2.8 are subject to the exceptions set forth on
                  Schedule 2.8 hereof.

         10. AMENDMENT TO REPRESENTATION 2.9. The following sentence is added to
Section 2.9 of the Asset Purchase Agreement:

                  All of the representations and warranties contained in this
                  Section 2.9 are subject to the exceptions set forth on
                  Schedule 2.9 hereof.

         11. AMENDMENT TO REPRESENTATION 2.15. The phrase "Except as disclosed on Schedule 2.15 hereof," is hereby added to the beginning of Section 2.15 of the Asset Purchase Agreement.

         12. AMENDMENT TO REPRESENTATION 2.16. The phrase "Except as disclosed on Schedule 2.16 hereof," is hereby added to the beginning of Section 2.16 of the Asset Purchase Agreement.

         13. ADDITIONS TO EXHIBIT A. The following schedules are added to the list of schedules contained on Exhibit A to the Asset Purchase Agreement:

             Section Number            Description
             --------------            -----------

                 2.4                   Exceptions to No Breach
                 2.8                   Exceptions to Franchise Agreements
                 2.8(d)                "Expression of Interest" Salons
                 2.9                   Exceptions to Compliance with Laws
                 2.15                  Exceptions to No Consent
                 2.16                  Exceptions to No Change

         14. AMENDMENT TO FINANCIAL INFORMATION. Section 2.5 of the Asset Purchase Agreement is hereby amended by adding a requirement that the Seller deliver to the Purchaser, in addition to the financial information set forth in such Section 2.5, unaudited interim financial statements for the nine (9) months ended September 30, 1995, and the definition of "Financial Data" is hereby expanded accordingly.

         15. ADDITIONAL REPRESENTATION REGARDING EFT AUTHORITY. The Asset Purchase Agreement is hereby amended by adding the following representation:

                  The Seller does hereby represent and warrant to the Purchaser that the Seller has the authority to withdraw funds from the accounts of the franchisees which the Seller draws from under the Electronic Fund Transfer Agreement entered into between the Seller and the Purchaser as of the date of this Agreement.

         16. CLARIFICATION TO SECTION 7.1(c). Section 7.1(c) of the Asset Purchase Agreement is hereby amended by adding the following sentence to it:

                  This Section 7.1(c) shall apply and refer to only those salons listed on Schedules 2.8(a) and 2.8(b) hereof.

         17. ADDITIONAL REPRESENTATION REGARDING OHIO EXCLUSIONARY ZONE. The Asset Purchase Agreement is hereby amended by adding the following representation to it:

                  The Seller does hereby represent and warrant to the Purchaser that the existence of the 15 mile exclusionary zone in Ohio as noted by the Seller on Schedule 2.6 hereof does not create or cause any violation or breach of any agreement entered into by the Seller.

         18. NO FURTHER CHANGE. Except as amended, clarified and supplemented by this Amendment, the Asset Purchase Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and effective as of the date first above written.

                                      The "Seller"

                                      WE CARE HAIR DEVELOPMENT INC.


                                      By: /s/ John F. Amico, Sr.
                                          -------------------------------------
                                          John F. Amico, Sr.
                                          Its President


                                      The "Purchaser"

                                      WCH, INC.


                                      By: /s/ Frederick A. Huggins, Jr.
                                          -------------------------------------
                                          Frederick A. Huggins, Jr.
                                          Its President


                                      "The Barbers"

                                      THE BARBERS, HAIRSTYLING FOR
                                      MEN & WOMEN, INC.


                                      By: /s/ Frederick A. Huggins, Jr.
                                          -------------------------------------
                                          Frederick A. Huggins, Jr.
                                          Its President